SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amended filing for Form 8-K)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 12th, 2009

Date of Earliest Event Reported: May 26th, 2009

ODYSSEY OIL & ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida
(State of Organization)

65-1139235
(I.R.S. Employer Identification No.)

Commission File Number 333-106299
18 George Avenue
Rivonia, 2128 South Africa
Address of Principal Executive Offices
Registrants Telephone Number (including area code):+27(11)807-1446

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ODYSSEY OIL & ENERGY, INC.

Report on Form 8-KA

 ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 26, 2009, Odyssey Oil & Energy, Inc. entered into a definitive agreement to acquire 51% of the outstanding stock in H-Power (Pty) Limited, a South African registered company, which has the worldwide, sole and exclusive license to develop and market batteries based on the Hybrid Battery Technology. This amended filing removes the Addendum to the definitive agreement and as a result the Registrant will issue a total of 65,000,000 shares of the Registrants common stock for the purchase consideration instead of 95,000,000 shares of the Registrants common stock. This is a reduction of 30,000,000 shares from the original filing.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As a result of the acquisition, described in Item 1.01 above the Registrant has acquired a fifty one percent (51%) interest in H-Power (Pty) Limited. Please see Item 1.01 above for additional disclosure regarding the transaction. As a result of the acquisition as described in Item 1.01 above the Registrant has issued 65,000,000 shares of the Registrants common stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b) EXHIBITS

Exhibit No.	Exhibits
1.	Subscription Agreement by and between Odyssey Oil & Energy, Inc., Green Alternative Fuels (Pty) Ltd, Valid IP (Pty) Ltd and H-Power (Pty) Ltd dated May 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 12, 2009	Odyssey Oil & Gas, Inc.

	By:	/s/ Arthur Johnson
Arthur Johnson
Principal Executive Officer,
President and Director